                                                                   EXHIBIT 10.56




                               ADOPTION AGREEMENT
                                      FOR
                      CPI QUALIFIED PLAN CONSULTANTS, INC.
                PROTOTYPE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         By executing this Adoption Agreement, the Employer(s) named below establish(es) the CPI QUALIFIED PLAN CONSULTANTS, INC. PROTOTYPE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, as set forth in this Adoption Agreement and in the CPI Qualified Plan Consultants, Inc. Prototype Supplemental Executive Retirement Plan document (the "Plan Document"), which is hereby incorporated by reference into this Adoption Agreement.

         THE FAILURE TO PROPERLY FILL OUT THIS ADOPTION AGREEMENT MAY RESULT IN ADVERSE TAX CONSEQUENCES TO PLAN PARTICIPANTS AND SIGNIFICANT LIABILITY TO THE EMPLOYER.

         IF YOU HAVE ANY QUESTIONS CONCERNING THE ADOPTION AGREEMENT OR THE PLAN, CONTACT CPI QUALIFIED PLAN CONSULTANTS, INC. AT 1809 24TH STREET, P. O. BOX 1167, GREAT BEND, KANSAS 67530-1167, OR CALL (316) 793-8473.


Al.      Name of Plan:  Thousand Trails, Inc. Non-Qualified Deferred
         Compensation Plan.

EMPLOYER INFORMATION

B1. Name of Employer(s) (If more than one Employer is specified below, enter beside a., below, the Employer that is desired to have rights to amend the Plan, the right and responsibility to administer the Plan and interpret its terms and the right to consent to the adoption of the Plan by new adopting Employers.):

         a.      *Thousand Trails, Inc.
         b.      National American Corporation
         c.      Resort Parks International, Inc.
                 *This employer has the rights associated with the adoption and administration of this Plan.

B2.      Address of the Employer Specified in B1. a.:

         a.        2711 LBJ Freeway Suite 200
              --------------------------------------------------------
                   Street address, not P.O. box

         b.        Dallas       c.    Texas        d.    75234
              ------------------  -----------------  -----------------

         c.        Telephone   (972) 488-5120
                                ---  --------

B3.      Federal Tax I.D. No. of the Employer Specified in B1, a.:  75-2138671.

B4. Total Number of Other Non-Tax-Qualified Deferred Compensation Plans maintained by all Employers: 0.

B5. Total Number of Employees, by plan, participating, or expected initially to participate, in the Plan and the plans specified in B4:

         a.      This Plan: 15.
         b.      Other Plans:

        Name of Plan                      Number of Active Participants
        ------------                      -----------------------------

---------------------------------      -----------------------------------

---------------------------------      -----------------------------------

---------------------------------      -----------------------------------

PLAN INFORMATION

C1.      Effective Date:

This Adoption Agreement when used with the Plan shall (Check one):

         a.    (X)     Establish a new Plan effective as of April 23, 1998 the
                       "Effective Date".

         b.    ( )     Constitute an amendment and restatement in its entirety
                       of a previously established nonqualified deferred compensation plan of the Employer, whether using this prototype Plan or another plan, which was initially effective ______________________. This amendment and restatement is effective as of
                       _______________________________, the "Effective Date".

C2.      Plan Year:

         a.    (X)     The calendar year.

         b.    ( )     The non-calendar year twelve month period beginning
                       _________________ and ending ____________________.

         c.    ( )     If the first Plan Year is a short year, the short year
                       began on _______________.Month and Day

ELIGIBILITY

NOTE: THE PLAN MAY BE MAINTAINED ONLY FOR THE BENEFIT OF A SELECT GROUP OF THE EMPLOYER'S MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES OR INDEPENDENT CONTRACTORS.

D1.      Eligible Employees. (Check a. or b.):
         a.    (X)     The following named individuals, each of whom classify
                       as a member of a select group of management or highly compensated employees or independent contractors of the
                       Employer:

                       William J. Shaw, Bobby J. Thomas, R. Gerald Gelinas, Walter B. Jaccard, Harry J. White, Jr., Brad Nelson, Michael Beckelhymer, William Dawson, David McCrum, Michael Nichols, Kendrick Matthews, Roderick Minaker, Bryan D. Reed, Kenneth Hendrycy and Philip H. Torjusen.

         b.    ( )     Persons holding the following policy-making positions
                       within the Employer's management:

                       -------------------------------------

                       -------------------------------------

                       -------------------------------------

                       -------------------------------------

                       -------------------------------------

(Employees becoming eligible after the Effective Date shall be those specified by the Board of Directors of the Employer in accordance with the terms of the Plan.)

D2. Eligible Independent Contractors. Independent contractors performing bona fide services for the Employer:

a.       ( )    will
         (X)    will not

         be eligible to participate in the Plan.

         If D2, a. is selected, name those independent contractors who will participate as of the Effective Date:

         ---------------------------------------------------

         ---------------------------------------------------

         ---------------------------------------------------

         ---------------------------------------------------

         ---------------------------------------------------

(Independent Contractors becoming eligible after the Effective Date shall be those specified by the Board of Directors of the Employer in accordance with the terms of the Plan.)

NOTE: IF D2a. IS SELECTED ABOVE, THE DEFINITION OF COMPENSATION IN EL MUST INCLUDE AMOUNTS PAYABLE TO AN INDEPENDENT CONTRACTOR.

D3.      Employees of Affiliated Employers

         a.    ( )        Employees or Independent Contractors, as applicable,
                          of Affiliated Employers will not be considered
                          Eligible Employees of the Employer for purposes of Plan coverage and benefits.

         b.    (X)        Employees or Independent Contractors, as applicable,
                          of Affiliated Employers WILL be considered Eligible
                          Employees of the Employer for purposes of Plan coverage and benefits.

NOTE: IF D3b, IS CHOSEN, ALL AFFILIATED EMPLOYERS SHOULD EXECUTE THIS ADOPTION AGREEMENT AS PARTICIPATING EMPLOYERS AND BE DESIGNATED AS EMPLOYERS ON B1 HEREOF.


CONTRIBUTIONS AND ALLOCATIONS

E1. Supplemented Plan. If contributions under the Plan shall be determined with reference to benefits provided under or contributions to a tax-qualified retirement plan (e.g., profit sharing plan, money purchase pension plan, 401(k) plan) maintained by the Employer, indicate the name of the tax-qualified retirement plan:______________________________ (the "Qualified Plan").

E2.      Compensation with respect to any Participant means:

         a.    (X)     W-2 earnings paid for the taxable year ending with or
                       within the Plan Year.
         b.    ( )     Total compensation that is subject to tax under Section
                       3121(a) of the Internal Revenue Code (i.e. FICA wages),
                       regardless of the dollar limit of Section 3121(a), which
                       is actually paid during the Plan Year.
         c.    ( )     Compensation (or its equivalent), as defined under the
                       Qualified Plan identified in El, above.
         d.    ( )     Other: _______________________________________________.

         Regardless of the above, Compensation shall exclude:

         e.    (X)     N/A - No exclusions
         f.    ( )     Overtime pay.
         g.    ( )     Commissions.

         h.    ( )     Bonuses.
         i.    ( )     Other: ____________________________________
                       (specify type of compensation to exclude)

E3. Compensation Deferral Credits. If Compensation Deferral Credits will be permitted under the Plan, each Participant may elect to have his or her Compensation reduced by (Select the applicable restriction(s)):

         a.    ( )     N/A, The Plan will not permit Compensation Deferral
                       Credits.
         b.    ( )     No less than $_____________________ per pay period and
                       no less than, $__________________________ per bonus
                       period.
         c.    ( )     No less than _______ % of ordinary salary or bonus.
         d.    (X)     Up to 10% of ordinary salary or bonus.
         e.    ( )     Up to $___________ per pay period and up to
                       $____________ per bonus period.
         f.    (  )    An amount, determined as of the last day of the Plan
                       Year, equal to the Internal Revenue Code Section 402(g)
                       limit on salary reduction contributions to the Qualified
                       Plan identified in E1, above for the year ($7,000, as
                       indexed) less the amount the Participant is entitled to
                       contribute to the Qualified Plan identified in El, above
                       because of the application of discrimination tests and
                       other limitations (e.g., the Internal Revenue Code
                       Section 415 limit) to salary reduction Contributions
                       thereunder.
         g.    (  )    Any amount or percentage of the Participant's
                       Compensation, at the Participant's discretion.

E4. Employer Contributions. If Employer Contribution Credits are intended to be provided by the Employer under the Plan, select the applicable contribution calculation method(s):

         a.    ( )     N/A.
         b.    (X)     The Employer may contribute each Plan Year an amount of
                       Employer Contribution Credits on behalf of one or more
                       Participants, at times and in amounts determined solely
                       in the discretion of the Employer.
         c.    ( )     The Employer shall "match" any Voluntary Compensation
                       Deferrals made under the Plan by each Participant, as
                       follows: _______________
         d.    ( )     The Employer shall contribute to the Plan on behalf of
                       each Participant an amount equal to the difference
                       between the amount of the basic contribution that the
                       Employer would make on behalf of the Participant to the
                       Qualified Plan in the absence of the application of the
                       Internal Revenue Code Section 401(a)(17) dollar
                       limitation ($150,000, as indexed) and the amount of the
                       basic contribution actually contributed to the Qualified
                       Plan by the Employer on behalf of the Participant for
                       the Plan Year.
         e.    ( )     Other:  _________________________________________.

Each Participant shall be entitled to receive any Employer Contribution Credit made on his or her behalf if the Participant (Check all that apply):

         e.    ( )     Is employed on the last day of the Plan Year.
         f.    (X)     Dies, retires or becomes disabled during the Plan Year
         g.    (X)     Is employed for any part of the Plan Year.

DISTRIBUTIONS

Fl. Form of Distributions. Distributions under the Plan may be made (Check one or both):

         a.    (X)     In lump sum form.

         b.    ( )     In monthly, quarterly or annual installments over a
                       period selected by the Participant.

F2. Benefit Entitlement Events for Employer Compensation Credits. A Participant will be entitled to receive his or her Plan Account attributable to Employer Contribution Credits upon the occurrence of any of the following events (Check all that apply):

         a.    (X)     Retirement after age 65.
         b.    (X)     Death.
         c.    (X)     Total and permanent disability (as determined by the
                       Employer),
         d.    ( )     Involuntary termination of employment or independent
                       contractor relationship by the employer without cause
                       (as determined by the Employer).
         e     (X)     Any termination of employment or independent contractor
                       relationship with the Employer (i.e., including all of
                       the above).
         f.    ( )     A voluntary termination of employment or independent
                       contractor relationship with the Employer after __ years
                       of Plan participation.
         g.    ( )     Other
                              -----------------------------------------------

                              -----------------------------------------------

                              -----------------------------------------------

NOTE: ALL COMPENSATION DEFERRAL CREDIT AMOUNTS ARE FULLY VESTED AT ALL TIMES IN THE PARTICIPANTS AND WILL BE PAYABLE UPON ANY TERMINATION OF EMPLOYMENT OR INDEPENDENT CONTRACTOR RELATIONSHIP BY THE PARTICIPANT.

MISCELLANEOUS

G1.      Participant Directed Investment:

         a.    (X)     Yes, in accordance with procedures adopted by the
                       Employer and among the following funds:

                       Fidelity Retirement Gov't MM Portfolia
                       Fidelity Blue Chip Growth Fund
                       Fidelity Growth & Income
                       Fidelity Intermediate Bond Fund
                       Fidelity Asset Manager

         b.    ( )     No, Participant investment direction is not permitted.
                       Investments shall be directed by:
                       1.    ( )     The Employer.
                       2.    ( )     An Investment Manager
                                     (Provide Name,
                                     Contact Person,
                                     Address and Phone Number):
                                                               -------------

                                                               -------------

                                                               -------------

                                                               -------------

                                                               -------------

G2.      Expenses incurred in connection with the Plan:

         a.    ( )     shall be charged against the balance in each
                       individual's Plan Account and paid out of the amounts
                       held by the Employer attributable to the individual's
                       Plan Account; or
         b.    (X)     shall not be charged against each individual's Plan
                       Account, but shall be paid by the Employer from its general assets.

G3.      Advance Distribution for Hardship Due to Unforeseeable Emergency.

         a.    ( )     A hardship distribution from the Participant's Plan
                       Account may be made in the event of the Participant's
                       financial hardship due to unforeseeable emergency, as
                       determined by the Employer and subject to the
                       restrictions set forth in the Plan.
         b.    (X)     No hardship withdrawals due to unforeseeable emergency
                       will be permitted.

THIS AGREEMENT AND THE PLAN MAY ONLY BE USED IF CPI QUALIFIED PLAN CONSULTANTS, INC. INDICATES ITS CONSENT BELOW.

BY SIGNING THIS ADOPTION AGREEMENT, THE EMPLOYER (i) CERTIFIES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE EFFECTS OF THIS PLAN, AS APPLICABLE, ON ALL PARTIES, (ii) CERTIFIES THAT IT HAS AND WILL LIMIT PARTICIPATION IN THE PLAN TO A SELECT GROUP OF THE EMPLOYER'S MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES AND/OR INDEPENDENT CONTRACTORS, AS DETERMINED BY THE EMPLOYER OR ITS COUNSEL AND (iii) ACKNOWLEDGES THAT CPI QUALIFIED PLAN CONSULTANTS, INC. MAKES REPRESENTATIONS AS TO TAX EFFECTS ON PARTICIPATING EMPLOYERS OR PARTICIPANTS.

PLAN ADOPTION:

IN WITNESS WHEREOF, the Employer (and adopting Affiliated Employers, if any) hereby cause this Plan to be executed this 23rd day of April, 1998.

Thousand Trails. Inc.             By: /s/ WALTER B. JACCARD
-----------------------              --------------------------------
Type or Print Employer's Name            Type or Print Name and Title of
                                         Signing Officer: Walter B. Jaccard
                                                         -------------------
                                                          Vice President
                                                         -------------------


National American Corporation     By: /s/ WALTER B. JACCARD
-----------------------------        --------------------------------
Type or Print Employer's Name            Type or Print Name and Title of
                                         Signing Officer: Walter B. Jaccard
                                                         -------------------
                                                          Vice President
                                                         -------------------

Resort Parks International, Inc.  By: /s/ WALTER B. JACCARD
-------------------------------      --------------------------------
Type or Print Employer's Name            Type or Print Name and Title of
                                         Signing Officer: Walter B. Jaccard
                                                         --------------------
                                                          Vice President
                                                         -------------------



CPI QUALIFIED PLAN CONSULTANTS, INC.'S CONSENT TO THE EMPLOYER'S ADOPTION OF THE PLAN:

By:   /s/ SHERYL K. CHEELY
    -----------------------------------
Print Name:      Sheryl K. Cheely
                 ----------------------
Print Title:     President
                 ----------------------
Print Date:      May 28, 1998
                 ----------------------

                                                                 EXHIBIT 10.56



                      CPI QUALIFIED PLAN CONSULTANTS, INC.

                                   PROTOTYPE

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                    (For Use With The Adoption Agreement For

                      CPI Qualified Plan Consultants, Inc.

               Prototype Supplemental Executive Retirement Plan)

                      CPI QUALIFIED PLAN CONSULTANTS, INC.

                                   PROTOTYPE

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                                        ARTICLE I

                                                       DEFINITIONS
1.1.  Account                                                                                       1
1.2.  Adoption Agreement                                                                            1
1.3.  Beneficiary                                                                                   1
1.4.  Code                                                                                          1
1.5.  Compensation                                                                                  2
1.6.  Compensation Deferred Credit Account                                                          2
1.7.  Compensation Deferral Credits                                                                 2
1.8.  Designation Date                                                                              2
1.9.  Effective Date                                                                                2
1.10. Eligible Employee                                                                             2
1.11. Employer                                                                                      2
1.12. Employer Contribution Credit Account                                                          2
1.13. Employer Contribution Credits                                                                 2
1.14. Entry Date                                                                                    2
1.15. Participant                                                                                   2
1.16. Participant Enrollment and Election Forms                                                     2
1.17. Plan                                                                                          3
1.18. Plan Year                                                                                     3
1.19. Valuation Date                                                                                3


                                                        ARTICLE II

                                              ELIGIBILITY AND PARTICIPATION

2.1.  Requirements                                                                                  3
2.2.  Re-Employment                                                                                 3
2.3.  Change of Employment Category                                                                 3

                                                       ARTICLE III

                                                CONTRIBUTIONS AND CREDITS


3.1.  Employer Contribution Credits                                                                    3
3.2.  Participant Compensation Deferral Credits                                                        4


                                                        ARTICLE IV

                                                   ALLOCATION OF FUNDS

4.1.  Allocation of Deemed Earnings or Losses on Accounts                                              5
4.2.  Accounting for Distributions                                                                     5
4.3.  Separate  Accounts                                                                               5
4.4.  Deemed Investment Directions of Participants                                                     5
4.5.  Expenses                                                                                         6


                                                        ARTICLE V

                                                 ENTITLEMENT TO BENEFITS

5.1.  Termination of Employment                                                                        6
5.2.  Hardship Distributions                                                                           7
5.3.  Re-Employment of Recipient                                                                       7


                                                        ARTICLE VI

                                                 DISTRIBUTION OF BENEFITS

6.1.  Amount                                                                                           7
6.2.  Method of Payment                                                                                8
     (a)     Medium of Payments                                                                        8
     (b)     Timing and Manner of Payment                                                              8
6.3.  Death Benefits                                                                                   8

                                                       ARTICLE VII

                                             BENEFICIARIES:  PARTICIPANT DATA

7.1.  Designation Of Beneficiaries                                                                     8
7.2.  Information To Be Furnished by Participants  and Beneficiaries:
      Inability to Locate Participants or Beneficiaries                                                9


                                                       ARTICLE VIII

                                                      ADMINISTRATION

8.1.  Administrative Authority                                                                         9
8.2.  Uniformity of Discretionary Acts                                                                11
8.3.  Litigation                                                                                      11
8.4.  Claims Procedure                                                                                11


                                                        ARTICLE IX

                                                        AMENDMENT

9.1.  Right to Amend                                                                                  12
9.2.  Amendments to Ensure Proper Characterization of Plan                                            12


                                                        ARTICLE X

                                                       TERMINATION

10.1.  Employer's Right to Termination or Suspend Plan                                                13
10.2.  Automatic Termination of Plan                                                                  13
10.3.  Suspension of Deferrals                                                                        13
10.4.  Allocation and Distribution                                                                    13
10.5.  Successor to Employer                                                                          13


                                                        ARTICLE XI

                                                      MISCELLANEOUS

11.1.  Limitations on Liability                                                                       14
11.2.  Construction                                                                                   14
11.3.  Spendthrift Provision                                                                          14

                     CPI QUALIFIED PLAN CONSULTANTS, INC.

                                  PROTOTYPE

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                    RECITALS

         By executing the attached Adoption Agreement (the "Adoption Agreement"), the Employer, as identified therein (the "Employer"), has adopted the CPI Qualified Plan Consultants, Inc. Prototype Supplemental Executive Retirement Plan (the "Plan"), effective as provided in the Adoption Agreement. The Plan offers eligible employees and/or independent contractors of the Employer deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as attended (the "Code"), and regulations thereunder, and is intended to qualify as a deferred compensation plan maintained for a select group of the Employer's management or highly compensated employees or independent contractors pursuant to sections 201(2), 301(a)(3) and 40l(a)(J) of Employee Retirement Income Securities Act of 1974.

         The purpose of this Plan is to enable eligible employees or independent contractors who become covered under the Plan to enhance their retirement security by permitting them to enter into agreements with the Employer to defer a portion of their compensation and/or to have the Employer Supplement benefits under the Employer's tax-qualified retirement plan(s) and to have the eligible employees or independent contractors receive benefits at retirement, death, disability and/or other termination of employment or in the event of financial hardship due to unforeseeable emergencies, as selected in the Adoption Agreement.


                                   ARTICLE I

                                  DEFINITIONS

         1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Compensation Deferral Credit Account and/or Employer Contribution Credit Account, including contribution credits and deemed income, gains, expenses and losses (as determined by the Employer, in its discretion) credited thereto or debited therefrom. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

         1.2 ADOPTION AGREEMENT means the Agreement by which this Plan is adopted by the Employer.

         1.3 BENEFICIARY means any person or person so designated in accordance with the provisions of Article VII.

         1.4 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

         1.5 COMPENSATION means the total amount of remuneration earned by a Participant for personal services rendered to the Employer for the Plan Year and computed in accordance with the method selected in the Adoption Agreement.

         1.6      COMPENSATION DEFERRED CREDIT ACCOUNT is defined in Section
3.2.

         1.7      COMPENSATION DEFERRAL CREDITS is defined in Section 3.2.

         1.8 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to
Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be designated by the Employer.

         1.9 EFFECTIVE DATE means the effective date of the Plan as set forth in the Adoption Agreement.

         1.10 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees or independent contractors of the Employer and who is designated by the Employer's Board of Directors to be an Eligible Employee under the Plan. Before the first day of each Plan Year, the Employer shall notify those individuals, if any, who will be Eligible Employees for the Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

         1.11 EMPLOYER means the entity or entities that adopt the Adoption Agreement and its or their successors and assigns unless otherwise have been provided, or any other corporation or business organization which, with the consent of the Employer, or its or their successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent, of the Employer, to become a party to the Plan.

         1.12     EMPLOYER CONTRIBUTION CREDIT ACCOUNT is defined Section 3.1.

         1.13     EMPLOYER CONTRIBUTION CREDITS is defined in Section 3.1.

         1.14 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

         1.15 PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

         1.16 PARTICIPANT ENROLLMENT AND ELECTION FORMS means the form or forms on which a Participant elects to deter Compensation hereunder and on which the Participant makes certain other designations as required thereon.

         1.17 PLAN means this CPI Qualified Plan Consultants, Inc. Prototype Supplemental Executive Retirement Plan, as amended from time to time.

         1.18 PLAN YEAR means the period designated as the Plan Year in the Adoption Agreement during which this Plan is in effect.

         1.19 VALUATION DATE means the last day of each Plan Year and any other date or dates that the Employer, in its sole discretion, reasonably chooses to treat as a Valuation Date.


                                  ARTICLE   II

                         ELIGIBILITY AND PARTICIPATION

         2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

                  Participation in the Participant Compensation Deferral Credit feature of the Plan is voluntary. In order to participate in the Participant Compensation Deferral Credit feature of the Plan, an otherwise Eligible Employee must make written application in such matter as may be required by
Section 3.2 and by the Employer and must agree to make Compensation Deferral Credits as provided in Article III.

         2.2 RE-EMPLOYMENT. If a Participant whose employment or independent contractor relationship with the Employer is terminated is subsequently re-employed by or subsequently again becomes an independent contractor of the Employer, he or she shall become a Participant in accordance with the provisions of Section 2.1.

         2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a participant remains in the employ of, or continues to maintain an independent contractor with, the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferral Credits hereunder.

                                  ARTICLE III

                           CONTRIBUTIONS AND CREDITS

         3.1 EMPLOYER CONTRIBUTION CREDITS. If the Employer elects in the Adoption Agreement to make Employer Contribution Credits under the Plan, there shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant, to which shall be credited or debited, as applicable, (a) amounts equal to the Employer's Contribution Credits; (b) any deemed earnings, losses or expenses allocated to the account.

         For purposes of this Section, the Employer's Contribution Credits with respect to a Participant for a particular Plan Year shall be an amount equal to the amount specified in the Adoption Agreement, if any, for the Plan Year. The Employer's Contribution Credits shall be credited to the Participant's Account either in a single credit or ratably over the applicable period and shall be credited only if the Participant satisfies the eligibility requirements for receiving an Employer Contribution Credit for the Plan Year specified in the Adoption Agreement.

         The Participant's Employer Contribution Credit Account shall be credited or debited as applicable, as of each Valuation Date with deemed earnings, losses and expenses, as applicable. The amount of deemed earnings, losses and expenses shall be as determined under Article IV. The Employer shall have the discretion to allocate such deemed income, gains, losses and expenses among Employer Contribution Credit Account pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

         3.2 PARTICIPANT COMPENSATION DEFERRAL CREDITS. If the Employer elects in the Adoption Agreement, in accordance with rules established by the Employer and subject to such amount limitations as are specified in the Adoption Agreement, a Participant may elect to defer Compensation which is due to be earned and which, would otherwise be paid to the Participant, in a lump sum or in any fixed periodic dollar amount(s) or percentage(s) of Compensation designated by the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferral Credits." Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the period beginning on the thirtieth (30th) day prior to the Plan Year and ending on the day prior to the Plan Year, or during such other period as is established by the Employer.

         Compensation Deferral Credits shall be made through regular payroll deductions or through art election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election. The Participant may reduce his or her payroll deduction Compensation Deferral Credit amount as of, and by written notice delivered to the Employer at least thirty (30) days prior to, the beginning of any regular payroll period, with such reduction being first effective for Compensation to be earned in that payroll period. In the case of bonus deferrals the Participant may reduce his or her bonus or bonuses due to be paid by the Employer by giving notice to the Employer or the bonus Compensation Deferral Credit Amount prior to the date the applicable bonus is to be paid. Once made, a Compensation Deferral Credit payroll deduction election shall continue in force indefinitely, until changed by the Participant on a subsequent Participant

Enrollment and Election Form provided by the Employer. Compensation Deferral Credits shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Account of the deferring Participant.

         There shall be established and maintained by the Employer a separate Compensation Deferral Credit Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferral Credits and (b) amounts equal to any deemed income, gains, expenses and losses (to the extent realizable, based upon deemed fair market value of the Account's deemed assets, as determined by the Employer, in its discretion) attributable or allocable thereto.


                                   ARTICLE IV

                              ALLOCATION OF FUNDS

         4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Employer as to how amounts in his or her Account and held among the Employer's general assets shall be deemed to be invested. The Employer shall invest the assets held by the Employer on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant. The value of the Participant's Account shall be equal to the value of the account maintained by the Employer on behalf of the Participant. As of each valuation date of the assets held under the Plan, the Participant's Account will be credited or debited to reflect the Participant's deemed investments. The Participant's Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value (as determined by the Employer) of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants' Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

         4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made hereunder to the Participant or her Beneficiary or Beneficiaries shall be charged to such Participant's Account. Such amounts shall be charged on a pro rata basis against the investments of the Plan in which the Participant's Account is deemed to be invested.

         4.3 SEPARATE ACCOUNTS. A separate account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant with sub-accounts to separately show the deemed earnings and losses credited or debited to such Account, and the applicable deemed investments of the Account.

         4.4 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction as to how his or her Plan Accounts should be deemed to be invested among such categories of deemed investments as may be made available by the Employer hereunder. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

                  (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and shall be effective as of the next Designation Date (as determined by the Employer). The Participant may, if permitted by the Employer in its discretion, make a deemed investment direction for his or her existing Account balance as of the Designation Date and a separate deemed investment direction for contribution credits occurring after the Designation Date.

                  (b) All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent Participant Enrollment and Election Form, or other form specified by the Employer.

                  (c) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

                  (d) If the Employer possesses at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan, as determined by the Employer in its discretion.

                  (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

                  (f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

         4.5 EXPENSES. Expenses, including taxes and administrative fees, allocable to the administration or operation of an Account maintained under the Plan (as determined by the Employer in its discretion) shall be paid by the Employer or shall be charged against the Participant's Account, as elected by the Employer in the Adoption Agreement.


                                   ARTICLE V

                            ENTITLEMENT TO BENEFITS

         5.1 TERMINATION OF EMPLOYMENT. If the Participant terminates employment with the Employer for any reason, the Participant's Compensation Deferral Credit Account at the date of such termination shall be valued based on the last Validation Date and payable to the provisions of Article IV. In addition, if a Participant terminates employment with the Employer for any reason specified in the Adoption Agreement as being a benefit entitlement event, the Participant's Employer Contribution Credit Account (or applicable portion thereof, as specified in the Adoption Agreement) at the date of such termination shall be valued based on the last Valuation Date and payable according to the provisions of Article VI.

         5.2 HARDSHIP DISTRIBUTIONS. If elected by the Employer in the Adoption Agreement, in the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Employer for the distribution of all or any part of his or her Account. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of' the amount requested, or to refuse to allow any distribution. Upon a finding of financial hardship, the Employer shall make the appropriate distribution to the Participant from amounts held by the Employer in respect of the Participant's Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's Account or the amount determined by the Employer to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's Account shall be determined as of the date of the distribution. "Financial hardship means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section l52(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer.

         5.3 RE-EMPLOYMENT OF RECIPIENT. If a Participant receiving installment distributions pursuant to Section 6.2 is re-employed by the Employer as an employee, the remaining (distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Section 5.1 or 5.2, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

         6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, on, or as soon as practicable after, the occurrence of the Participant's benefit entitlement event (as specified in the Adoption Agreement), if any (or earlier as provided in Section 5.2), a distribution in an aggregate amount equal to all or a portion of the Participant's Account, as provided in Section 5.1 or Section 5.2, as applicable. Any payment due hereunder will be paid by the Employer from its general assets.

         6.2     METHOD OF PAYMENT.

                 (a) Medium of Payments. All payments under the Plan shall be made in cash, the actual property held by the Employer and attributable to the Participant's Account, or in part property and part cash, as permitted by the Employer in its discretion.

                 (b) Timing and Manner of Payment. In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Sections 5.1, an aggregate amount equal to the Participant's Account will be paid by the Employer, as provided by Section 6.1 and subject to the Employers elections in the Adoption Agreement, as selected by the Participant prior to his or her termination of employment, in a lump sum or in substantially equal monthly, quarterly or annual installments (adjusted for gains, losses and expenses) over a period selected by the Participant. If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum on or about the date of the Participant's termination.

                 If the whole or any part of a payment hereunder by the Employer is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Employer may establish, in which case any deemed income, gain, loss or expense attributable thereto (as determined by the Employer, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Employer shall determine.

         6.3 DEATH BENEFITS. If the Employer elects in the Adoption Agreement to make the death of a Participant a benefit entitlement event and if a Participant dies before terminating his or her employment with the Employer and before the commencement of payments to the Participant hereunder, the entire value of the Participant's Account shall be paid, as provided in Section 6.2, to the person or persons designated in accordance with Section 7.1.

         Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in the manner in which such benefits were payable to the Participant.

                                  ARTICLE VII

                        BENEFICIARIES:  PARTICIPANT DATA

         7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate on a form provided by the Employer any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

         In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stripes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

         7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, except as otherwise required by law, if the Participant's spouse or surviving spouse is then living, the Employer shall direct distribution of such amount to the Participant's spouse or surviving spouse, and, if the Participant has died and then has no surviving spouse, the Employer shall direct distribution of such amount to the Participant's estate and, if the Participant has not died, the entirety of the Participant's Account not then paid shall be forfeited to the Employer, and such distribution or forfeiture shall discharge the Employer's obligations to any such unlocated Participant or Beneficiary. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

                                  ARTICLE VIII

                                 ADMINISTRATION

         8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

                 (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

                 (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                 (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

                 (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

                 (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities, including the power to delegate any administrative and/or recordkeeping functions as are required to be performed under the Plan to CPI Qualified Plan Consultants, Inc., subject to CPI Qualified Plan Consultants, Inc.'s acceptance of such responsibility. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons, including CPI Qualified Plan Consultants, Inc., to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such third person shall have been notified of the revocation of such authority.

         If CPI Qualified Plan Consultants, Inc. is delegated any administrative or recordkeeping authority by the Employer hereunder, CPI Qualified Plan Consultants, Inc. shall use ordinary care and diligence in the performance of its duties pertaining to the Plan, but, except to the extent required by law, CPI Qualified Plan Consultants, Inc. shall not incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by it or on its behalf as delegatee of the Employer (ii) for any act or failure to act, or any mistake or judgment made, by it with respect to the business of the Plan, unless resulting from its gross negligence or willful misconduct or (iii) for the neglect, omission or wrong-doing of any other person or firm employed or retained by the Employer.

         The Employer shall indemnify and hold harmless CPI Qualified Plan Consultants, Inc. and its officers, directors, employees and other representatives (any one of which hereinafter is referred to as an "Indemnified Person") from the effects and consequences of the Indemnified Person's acts, omissions and, conduct in its official capacity with respect to the Plan, except to the extent that such effects and consequences shall result from the Indemnified Person's own willful misconduct or negligence. This indemnification will protect an Indemnified Person from all losses, claims, damages, liabilities and expenses incurred by an Indemnified Person (including reasonable fees and disbursements of counsel) which (i) are related to or arise out of (A) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Employer or (B) actions taken or omitted to be taken by an Indemnified Person with the Employer's consent or in conformity with the Employer's actions or omissions;
(ii) arise out of changes in investments initiated by the Employer, such as losses incurred while Plan assets are being transferred; or (iii) are otherwise related to or arise out of CPI Qualified Plan Consultants. Inc.'s activities on behalf of the Employer. The Employer will reimburse an Indemnified Person within 30 days for all expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation. In addition, if CPI Qualified Plan Consultants Inc.'s services are required, including deposition, expert testimony, related meetings, conferences and preparation time for such events, whether by agreement or subpoena by any party in litigation in which CPI Qualified Plan Consultants, Inc.'s services may he relevant, Employer shall pay CPI Qualified Plan Consultants Inc.'s then current hourly rate for the Indemnified Person(s) involved. If CPI Qualified Plan Consultant, Inc. is engaged by the Employer in one or more additional capacities, and the terms of this Plan or any additional agreement may be embodied in one or more separate written agreements, this indemnification shall apply to the original Plan and any such additional agreement and shall remain in full force and effect following the completion or termination of this Plan.

         8.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

         8.3 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

         8.4 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Employer, and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the
Claimant:

                 (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

                 (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

                 (c)      An explanation of the Plan's claims review procedure.

                 The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days alter the Employer's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial ninety (90) day period and in no event shall such all extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

         Any Claimant (or such Claimant's authorized representative) whose claim is denied, or deemed to have been denied under the preceding sentence, may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing. The decision on review normally shall be made within sixty (60) days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to one hundred twenty (120) days.

         The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                                   ARTICLE IX

                                   AMENDMENT

         9.1 RIGHT TO AMEND. The Employer specified as having the power to amend the Plan in the Adoption Agreement, by written instrument executed by the Employer, shall have the right to amend the Plan by making changes to previous elections in the Adoption Agreement, at any time and with respect to any provisions thereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

         9.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Employer specified as having the power to amend the Plan in the Adoption Agreement at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as a "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.


                                   ARTICLE X

                                  TERMINATION

         10.1 EMPLOYER'S RIGHT TO TERMINATION OR SUSPEND PLAN. Each Employer reserves the right to terminate the Plan and/or its obligation to make further credits to Plan accounts. Each Employer also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.

         10.2 AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate as to any Employer upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

         10.3 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferral Credits or Employer Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles V and VI.

         10.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by a terminating Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

         10.5 SUCCESSOR TO EMPLOYER. Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of
Section 10.4 shall become operative.


                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 LIMITATIONS ON LIABILITY. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof except as provided by law or by any Plan provision. Neither CPI Qualified Plan Consultants, Inc. nor the Employer in any way guarantees any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer or CPI Qualified Plan Consultants, Inc., or any successor, employee, officer, director or stockholder of the Employer or CPI Qualified Plan Consultants, Inc., be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

         11.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the state of the Employer's incorporation shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

         The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

         11.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except its otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will he void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

         In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.